Calculation of Filing Fee Tables
S-8
SharkNinja, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, $0.0001 par value per share	Other	842,084	$ 87.22	$ 73,446,566.48	0.0001531	$ 11,244.67
2	Equity	Ordinary Shares, $0.0001 par value per share	Other	210,521	$ 74.14	$ 15,608,026.94	0.0001531	$ 2,389.59
Total Offering Amounts:						$ 89,054,593.42		$ 13,634.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,634.26
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares, $0.0001 par value per share (the "Ordinary Shares") of SharkNinja, Inc. (the "Registrant") which become issuable under the Registrant's 2023 Equity Incentive Plan (the "2023 Plan") and the Registrant's 2023 Employee Share Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Ordinary Shares. (2) Represents an automatic increase to the number of shares available for issuance under the 2023 Plan, in accordance with the automatic annual increase provision of the 2023 Plan, effective as of January 1, 2025. Shares available for issuance under the 2023 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on July 28, 2023 (File No. 333-273518). (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on $87.22, the average of the high and low prices of the Registrant's Ordinary Shares as reported on the New York Stock Exchange on March 27, 2025.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares, $0.0001 par value per share (the "Ordinary Shares") of SharkNinja, Inc. (the "Registrant") which become issuable under the Registrant's 2023 Equity Incentive Plan (the "2023 Plan") and the Registrant's 2023 Employee Share Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Ordinary Shares. (2) Represents an automatic increase to the number of shares available for issuance under the ESPP, in accordance with the automatic annual increase provision of the ESPP, effective as of January 1, 2025. Shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on July 28, 2023 (File No. 333-273518). (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on 85% of $87.22, the average of the high and low prices of the Registrant's Ordinary Shares as reported on the New York Stock Exchange on March 27, 2025. Pursuant to the ESPP, the purchase price of the Ordinary Shares reserved for issuance thereunder will be 85% of the lower of the fair market value of an Ordinary Share on the first trading day of the offering period or on the exercise date.